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                                                                     EXHIBIT 5.1

                [Opinion Seyfarth Shaw Fairweather & Geraldson]




                                          March 31, 1999


American Classic Voyages Co.
Two North Riverside Plaza
Suite 200
Chicago, Illinois 60606



      Re: American Classic Voyages Co. Registration Statement on Form S-3 Registration No. 333-72749 (the "Registration Statement")


Ladies and Gentlemen:


            We have acted as counsel to American Classic Voyages Co., a Delaware corporation (the "Company"), in connection with the preparation of the above-referenced Registration Statement. The Registration Statement relates to the registration under the Securities Act of 1933, as amended (the "Act"), of 4,025,000 shares of the Company's common stock, par value $.01 per share (the "Shares"), including the 525,000 Shares covered by the Underwriters' over-allotment option, to be issued and sold pursuant to the Purchase Agreement to be entered into by the Company and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Goldman, Sachs & Co., Donaldson, Lufkin & Jenrette Securities Corporation and Craig-Hallum Group, Inc. (the "Purchase Agreement").

            In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Company's Certificate of Incorporation, as amended, and By-laws, as amended, (ii) certain resolutions of the Company's Board of Directors relating to the offering of the Shares, (iii) the Registration Statement, and (iv) such other documents as we have deemed necessary or appropriate in connection with the opinion set forth below. In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. As to any facts material to this opinion which we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others.


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American Classic Voyages Co.
March 31, 1999
Page 2



         We do not express herein any opinion concerning any law other than the corporate law of the State of Delaware and applicable federal law.

         Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly and validly authorized and, when issued and sold pursuant to the Purchase Agreement, will be duly and validly issued, fully paid and nonassessable.



         This opinion is furnished to you in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise referred to for any other purpose without our prior written consent. Notwithstanding the foregoing, we hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5 to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission.


                                             Very truly yours,

                                             /s/ SEYFARTH, SHAW, FAIRWEATHER
                                                  & GERALDSON


RFW/DSS